                                 SCHEDULE 14A

                    Information Required in Proxy Statement

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S)(S)240.1a-11(c) or 240.1a-12

                          First Commerce Corporation
                -----------------------------------------------
               (Name of Registrant as Specified in its Charter)

               Board of Directors of First Commerce Corporation
               ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement

Payment of Filing Fee (Check appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         --------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:

         --------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11;*

         --------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:

         --------------------------------------------------------------
     * Set forth amount on which the filing is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.
     1)  Amount previously paid:

         ----------------------------------------------
     2)  Form, Schedule or Registration Statement No.:

         ----------------------------------------------
     3)  Filing Party:

         ----------------------------------------------
     4)  Date Filed:

         ----------------------------------------------

                  (Logo of First Commerce Corp appears here)

                            Post Office Box 60279
                         New Orleans, Louisiana 70150

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock of First Commerce Corporation:

  The annual meeting of stockholders of First Commerce Corporation ("FCC") will be held in the Vieux Carre Room of the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, on Monday, April 18, 1994, at 9:00 a.m., New Orleans time, to:

  1. Elect directors.

  2. Consider and vote upon a proposal to approve the Amended and Restated 1992 Stock Incentive Plan (the "Plan").

  3. Consider and vote upon a proposal to approve the performance goals applicable to awards of restricted stock and performance shares granted under the Plan.

  4. Consider and vote upon a proposal to approve the Chief Executive Officer Sharemax Plan.

  5. Transact such other business as may properly come before the meeting or any adjournments thereof.

  Only holders of record of FCC's Common Stock at the close of business on February 25, 1994, are entitled to notice of and to vote at the annual meeting.

  PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                           By Order of the Board of Directors

                                    (Signature of Michael A. Flick appears here)

                                                    Michael A. Flick
                                                        Secretary

New Orleans, Louisiana
March 14, 1994

                           FIRST COMMERCE CORPORATION

                             POST OFFICE BOX 60279
                          NEW ORLEANS, LOUISIANA 70160

                                 MARCH 14, 1994

                                PROXY STATEMENT

  This Proxy Statement is furnished to stockholders of First Commerce Corporation ("FCC" or the "Corporation") in connection with the solicitation on behalf of its Board of Directors (the "Board") of proxies for use at the annual meeting of stockholders of FCC (the "Meeting") to be held on Monday, April 18, 1994 at the time and place set forth in the accompanying notice and at any adjournments thereof.

  Only stockholders of record of FCC common stock ("Common Stock") at the close of business on February 25, 1994, are entitled to notice of and to vote at the Meeting. On that date, FCC had outstanding 26,135,440 shares of Common Stock, each of which is entitled to one vote.

  The enclosed proxy may be revoked by the stockholder at any time prior to its exercise by filing with the Secretary of FCC a written revocation or duly executed proxy bearing a later date. A shareholder who votes in person at the Meeting in a manner inconsistent with a proxy previously filed on the shareholder's behalf will be deemed to have revoked such proxy as it relates to the matter voted upon in person.

  This Proxy Statement is first being mailed to stockholders on or about March 14, 1994, and the cost of soliciting proxies in the enclosed form will be borne by FCC. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and FCC will, upon request, reimburse them for their expenses in so acting. In addition, FCC has retained Morrow & Co., Inc., a professional proxy solicitation firm, to aid in the solicitation of proxies for a fee of $5,000, plus out-of-pocket expenses.

                             ELECTION OF DIRECTORS

GENERAL

  The Articles of Incorporation of FCC authorize the Board to fix the number of directors at not less than three nor more than 30. Pursuant thereto, the Board has fixed the number of directors to be elected at the Meeting at 20, and proxies cannot be voted for a greater number of persons. Unless authority is withheld, the persons named in the enclosed proxy will vote the shares represented by the proxies received by them for the election of the 20 persons named below to serve until the next annual meeting and until their successors are duly elected and qualified. In the unanticipated event that one or more nominees cannot be a candidate at the Meeting, the By-laws provide that the number of authorized directors will be automatically reduced by the number of such nominees unless the Board determines otherwise, in which case proxies will be voted in favor of such other nominees as may be designated by the Board.

  The following table sets forth certain information as of February 11, 1994, with respect to each nominee to be proposed on behalf of the Board. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

                                                                      YEAR FIRST
                                         PRINCIPAL OCCUPATION          BECAME A
                                         AND DIRECTORSHIPS IN          DIRECTOR
           NAME AND AGE                OTHER PUBLIC CORPORATIONS        OF FCC
           ------------                -------------------------      ----------
 Ian Arnof, 54.................... President and Chief Executive         1983
                                    Officer of FCC
 James J. Bailey III, 51.......... Managing Partner, Bailey Family       1985
                                    Investments (real estate
                                    development and management);
                                    director, United Companies
                                    Financial Corporation
 John W. Barton, 77............... Private investments                   1985
 Sydney J. Besthoff III, 66....... Chairman of the Board, K & B,         1992
                                    Incorporated (retail drug
                                    stores)
 Robert H. Bolton, 85 (1)......... Senior Chairman of the Board,         1986
                                    Rapides Bank & Trust Company in
                                    Alexandria ("RBT") (2)
 Frances B. Davis, 65 (1)......... Private investments                   1986
 Laurance Eustis, Jr., 80......... Advisory Chairman and                 1983
                                    Consultant, Eustis Insurance,
                                    Inc.; director, International
                                    Shipholding Corporation and
                                    Pan-American Life Insurance
                                    Company (3)
 William P. Fuller, 67............ President, Fuller Farms, Inc.         1978
 Arthur Hollins III, 63........... Chairman of the Board, The First      1985
                                    National Bank of Lake Charles
                                    and The First National Bank of
                                    Lafayette; director, Calcasieu
                                    Real Estate & Oil Co., Inc.
 F. Ben James, Jr., 58............ President, James Investments,         1973
                                    Inc. (real estate development
                                    and private investments);
                                    director, Central Louisiana
                                    Electric Co., Inc.
 Erik F. Johnsen, 68.............. President and director,               1983
                                    International Shipholding
                                    Corporation and Central Gulf
                                    Lines, Inc. (ocean shipping)
 J. Merrick Jones, Jr., 59........ President, Canal Barge Company,       1983
                                    Inc. (river transportation)
 Edwin Lupberger, 57.............. Chairman and Chief Executive          1992
                                    Officer, Entergy Corporation
                                    (electric utility holding
                                    company); director,
                                    International Shipholding
                                    Corporation
 Hermann Moyse, Jr., 72........... Chairman of the Board, FCC and        1985
                                    City National Bank of Baton
                                    Rouge ("CNB"); director, Pan-
                                    American Life Insurance Company
 O. Miles Pollard, Jr., 56........ Private investments; director,        1988
                                    United Companies Financial
                                    Corporation and John I. Jacobs,
                                    PLC
 G. Frank Purvis, Jr., 79......... Chairman of the Board, Pan-           1975
                                    American Life Insurance Company
 Edward M. Simmons, 65............ President and Chief Executive         1981
                                    Officer, McIlhenny Co.
                                    (producer of Tabasco brand food
                                    products); director, Pan-
                                    American Life Insurance
                                    Company, Piccadilly Cafeterias,
                                    Inc. and Central Louisiana
                                    Electric Co., Inc.
 H. Leighton Steward, 59.......... Chairman, Chief Executive             1992
                                    Officer and President,
                                    Louisiana Land and Exploration
                                    Company (oil and gas
                                    exploration and production)
 Joseph B. Storey, 81............. Oil and gas consultant and            1983
                                    private investments
 Robert A. Weigle, 47............. President, David C. Bintliff &        1988
                                    Co., Inc. (investments)

- --------
(1) Mr. Bolton is Mrs. Davis' uncle.
(2) In February 1990, Mr. Bolton was named Senior Chairman of the Board of RBT. From January 1988 until February 1990, he was Chairman of the Board of RBT.
(3) For more than five years prior to 1990, when he relinquished those positions, Mr. Eustis was the President and Chief Executive Officer of the Laurance Eustis Insurance Agency, Inc. and Chairman of the Board and Chief Executive Officer of the Laurance Eustis Mortgage Corporation (mortgage banking).

                               ----------------

  During 1993, the Board held seven meetings. Each incumbent director of FCC attended at least 75% of the aggregate number of meetings held during 1993 of the Board and committees of which he or she was a member, except John W. Barton who attended 64% and H. Leighton Steward who attended 67%.

  The Board has an Executive Committee, Audit Committee and Compensation Committee. The current members of the Executive Committee are Messrs. Arnof, Fuller, Hollins, Moyse (Chairman), Pollard, Purvis and Simmons. The Executive Committee, which met nine times during 1993, may exercise any of the powers of the Board when the Committee's members agree unanimously that such exercise is necessary because it is not possible or practicable to convene the full Board. In addition, the Executive Committee (1) makes recommendations to the Board concerning potential acquisitions, dividend policies, stock splits and other special projects or policies, (2) performs an initial review of candidates to the Board, (3) approves proposals for, and adopts resolutions authorizing, the acquisition of failed or failing financial institutions or affiliates thereof and (4) reviews any proposed employment contract between FCC and its subsidiaries and employees of institutions proposed to be acquired by FCC.

  The current members of the Audit Committee are Messrs. Bailey (Chairman), Barton, James, Jones, Lupberger, Steward and Weigle. The Audit Committee, which met four times during 1993, is responsible for (1) making recommendations to the Board concerning the selection and retention of FCC's independent auditors,
(2) consulting with the independent auditors with regard to the plan of audit,
(3) consulting directly with the Chief Internal Auditor on any matter the Committee or the Chief Internal Auditor deems appropriate in connection with carrying out the audit, (4) reviewing the results of audits of FCC by its independent auditors and the Federal Reserve Board, (5) reviewing reports of the subsidiaries' Examining Committees regarding their reviews of the scope and results of internal audits and results of regulatory examinations, (6) discussing audit recommendations with management and reporting the results of its reviews to the Board and (7) determining the compensation of the senior internal auditing personnel and approving the termination of any member of the internal auditing staff.

  The current members of the Compensation Committee are Mrs. Davis and Messrs. Besthoff, Eustis, Johnsen (Chairman) and Storey. The Compensation Committee met once during 1993. The Compensation Committee is responsible for (1) determining the compensation of the President and Chief Executive Officer of FCC, (2) reviewing the evaluations of FCC's senior management conducted by the President and Chief Executive Officer, (3) assuring that plans for the succession of senior management personnel have been developed by the President and Chief Executive Officer, (4) reviewing and approving certain employment contracts (of which there are none currently) between FCC or any of its subsidiaries and an employee of FCC or any of its subsidiaries and (5) administering the First Commerce Corporation 1985 Stock Option Plan and the 1992 Stock Incentive Plan.

COMPENSATION OF DIRECTORS

  Each director who is not an employee of FCC or any of its subsidiaries receives an annual fee of $20,000 ($60,000 for the Chairman), payable in monthly installments, for service on the Board and all committees of which he or she is a member, in addition to fees for services as a director of subsidiaries of FCC.

   SECURITY HOLDINGS OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL
                                     OWNERS

SECURITY HOLDINGS OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information concerning the beneficial ownership of each class of outstanding FCC equity securities by each director and nominee of FCC, by each executive officer for whom compensation information is disclosed under the heading "Summary of Executive Compensation" ("Named Executive Officer") and by all directors and executive officers of FCC as a group as of February 12, 1994, determined in accordance with Rule 13d-3 of the Securities and Exchange Commission ("SEC"). In addition to the Common Stock, FCC currently has outstanding three other classes of equity securities, none of which are entitled to vote at the Meeting: 7.25% Cumulative Convertible Preferred Stock, Series 1992 ("Preferred Stock"), 12 3/4% Convertible Debentures due 2000, Series A ("A Debentures") and 12 3/4% Convertible Debentures due 2000, Series B ("B Debentures"). Unless otherwise indicated, the equity securities shown are held with sole voting and investment power.

                          TYPE AND CLASS
                             OF EQUITY    NO. OF        PRINCIPAL      PERCENT
NAME OF BENEFICIAL OWNER     SECURITY     SHARES         AMOUNT      OF CLASS(1)
- ------------------------  --------------- -------     -------------  -----------
DIRECTORS AND DIRECTOR
 NOMINEES
Ian Arnof...............  Common Stock    152,499(2)                       *
James J. Bailey III.....  Common Stock    143,007(3)                       *
                          Preferred Stock  10,000                          *
John W. Barton..........  Common Stock     86,810(4)                       *
Sydney J. Besthoff III..  Common Stock      2,250                          *
Robert H. Bolton........  Common Stock    194,597(5)                       *
                          B Debentures                   $3,178,000      5.56%
Frances B. Davis........  Common Stock    383,419(6)                     1.45%
                          B Debentures                 $7,520,400(7)    13.17%
                          Preferred Stock   1,200                          *
Laurance Eustis, Jr.....  Common Stock     37,500                          *
William P. Fuller.......  Common Stock     59,571(8)                       *
Arthur Hollins III......  Common Stock    255,108(9)                       *
                          A Debentures                $5,304,225(10)    19.76%
F. Ben James, Jr........  Common Stock     13,125                          *
Erik F. Johnsen.........  Common Stock    147,686(11)                      *
                          Preferred Stock   1,000(12)                      *
J. Merrick Jones, Jr....  Common Stock    127,128(13)                      *
Edwin Lupberger.........  Common Stock      2,312                          *
Hermann Moyse, Jr.......  Common Stock    526,301(14)                    2.02%
O. Miles Pollard, Jr....  Common Stock    181,632                          *
G. Frank Purvis, Jr.....  Common Stock     59,542(15)                      *
Edward M. Simmons.......  Common Stock    122,274(16)                      *
H. Leighton Steward.....  Common Stock      4,205(3)                       *
                          Preferred Stock   2,000                          *
Joseph B. Storey........  Common Stock     93,852(3)                       *
                          Preferred Stock   4,000                          *
Robert A. Weigle........  Common Stock     56,606(17)                      *
NAMED EXECUTIVE OFFICERS
 (18)
Joseph V. Wilson III....  Common Stock     32,630(2)                       *
Michael A. Flick........  Common Stock     67,869(2)                       *
Ashton J. Ryan, Jr......  Common Stock     23,085(2)                       *
Howard C. Gaines........  Common Stock     38,947(2)                       *

                          TYPE AND CLASS
                             OF EQUITY       NO. OF        PRINCIPAL      PERCENT
NAME OF BENEFICIAL OWNER     SECURITY        SHARES         AMOUNT      OF CLASS(1)
- ------------------------  --------------- ------------- --------------- -----------
ALL DIRECTORS AND
 EXECUTIVE
 OFFICERS AS A GROUP
 (29 persons)..........   Common Stock    4,113,712(19)                   15.18%
                          A Debentures                  $11,119,665(20)   41.42%
                          B Debentures                  $12,606,400(21)   22.07%
                          Preferred Stock    22,300(22)                       *

- --------
* Less than one percent

 (1) Shares subject to options currently exercisable or exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage of outstanding Common Stock owned by such persons individually and by all directors and executive officers as a group but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.
 (2) Includes shares entitled to be acquired within 60 days upon the exercise of options, restricted shares and shares allocated to the Tax-Deferred Savings Plan and Supplemental Tax-Deferred Savings Plan (the "Plans") accounts, as follows:

                                     OPTION SHARES RESTRICTED SHARES PLAN SHARES
                                     ------------- ----------------- -----------
     Mr. Arnof......................    20,544           7,890         17,157
     Mr. Wilson.....................     5,548           4,025          4,435
     Mr. Flick......................    12,490           4,423          8,438
     Mr. Ryan.......................     2,314           3,737          2,034
     Mr. Gaines.....................     3,531           4,126          7,587

 (3) Includes shares that may be acquired upon conversion of Preferred Stock as follows: Mr. Bailey, 11,646 shares, Mr. Steward, 2,330 shares and Mr. Storey, 4,658 shares.
 (4) Includes 1,272 shares as to which Mr. Barton shares voting and investment power.
 (5) Includes 119,175 shares Mr. Bolton has the right to acquire upon conversion of B Debentures, and 6,646 shares allocated to his Plan accounts.
 (6) Includes 63,256 shares as to which Mrs. Davis shares voting and investment power. Also includes 282,015 shares Mrs. Davis has the right to acquire upon conversion of B Debentures and 1,398 shares she has the right to acquire upon conversion of Preferred Stock.
 (7) Includes $1,508,400 principal amount of B Debentures owned by Mrs. Davis' husband, as to which she disclaims beneficial ownership.
 (8) Includes 3,165 shares as to which Mr. Fuller shares voting and investment power.
 (9) Includes 4,687 shares as to which Mr. Hollins shares voting and investment power. Also includes 198,908 shares Mr. Hollins has the right to acquire upon conversion of A Debentures, 3,992 shares he is entitled to acquire within 60 days upon the exercise of options, 2,376 shares of restricted stock and 25,505 shares allocated to his Plan accounts.
(10) Includes $333,360 principal amount of A Debentures as to which Mr. Hollins shares voting and investment power and $59,040 principal amount of A Debentures owned by Mr. Hollins' wife, as to which he disclaims beneficial ownership.
(11) Includes 3,533 shares as to which Mr. Johnsen shares voting and investment power. Mr. Johnsen disclaims beneficial ownership of these shares, which are held in a trust of which he is a co-trustee. Also includes 1,165 shares of Common Stock that may be acquired upon conversion of shares of Preferred Stock owned by Mr. Johnsen's wife, as to which he disclaims beneficial ownership.
(12) Mr. Johnsen disclaims beneficial ownership of these shares, which are owned by his wife.
(13) Includes 890 shares as to which Mr. Jones has sole voting power, but disclaims beneficial ownership.
(14) Includes 495,711 shares as to which Mr. Moyse shares voting and investment power.
(15) Includes 53,666 shares owned by Pan-American Life Insurance Company, of which Mr. Purvis is the Chairman of the Board. Mr. Purvis disclaims beneficial ownership of these shares.
(16) Includes 19,800 shares as to which Mr. Simmons shares voting and investment power. Mr. Simmons disclaims beneficial ownership of these shares. Also includes 500 shares as to which Mr. Simmons has sole voting and investment power but disclaims beneficial ownership.

(17) Mr. Weigle shares voting and investment power of these shares.
(18) Information for Mr. Arnof appears above under the heading "Directors and Director Nominees."
(19) Includes 21,197 shares underlying the Preferred Stock, 198,908 shares underlying the A Debentures and 401,190 shares underlying the B Debentures. Also includes 72,846 shares directors and executive officers are entitled to acquire within 60 days upon the exercise of options, 35,189 shares of restricted stock and 85,580 shares allocated to the Plans. Also includes 2,770 shares held in a Savings and Investment Plan, 8,006 shares held by FCC's Pension Plan and 383,801 shares held by the trust departments of the subsidiary banks of FCC as fiduciaries (including shares that may be acquired upon conversion of Preferred Stock, A Debentures and B Debentures). Also includes 825,906 shares held of record by the trustee of the Plans (in addition to those shares held on behalf of directors and executive officers) that are voted by the trustee in accordance with the instructions of the Plan's participants.
(20) Includes $5,815,440 principal amount of A Debentures held by the trust departments of subsidiary banks of FCC as fiduciaries.
(21) Includes $1,908,000 principal amount of B Debentures held by the trust departments of subsidiary banks of FCC as fiduciaries.
(22) Includes 4,100 shares of Preferred Stock held by the trust departments of subsidiary banks of FCC as fiduciaries.

                               ----------------

SECURITY HOLDINGS OF CERTAIN BENEFICIAL OWNERS

  As of February 9, 1994, the person named below was, to FCC's knowledge, the only beneficial owner of more than 5% of FCC's outstanding voting securities, determined in accordance with Rule 13d-3 of the SEC. All information presented below is based solely on information contained in an amended Schedule 13G dated February 9, 1994 filed by the beneficial owner with the SEC.

                                                           AMOUNT AND
                                                           NATURE OF
            NAME AND ADDRESS OF                CLASS OF    BENEFICIAL  PERCENT
              BENEFICIAL OWNER                SECURITIES  OWNERSHIP(2) OF CLASS
            -------------------              ------------ ------------ --------
Capital Growth Management Limited Partner-
 ship(1).................................... Common Stock  2,332,861     9.43%
One International Place
Boston, MA 02110

- --------
(1) Capital Growth Management Limited Partnership ("CGM") is a registered investment adviser.
(2) According to the amended Schedule 13G, CGM has the sole power to vote 1,045,874, and the shared power to dispose of all, of the shares held by it, and CGM disclaims beneficial ownership of all of the shares.

                EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

SUMMARY OF EXECUTIVE COMPENSATION

  The following table summarizes, for each of the three years ended December 31, 1991, 1992 and 1993, the compensation of FCC's Chief Executive Officer and each of the four most highly compensated executive officers of FCC in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                    ANNUAL                                         ALL OTHER
                                 COMPENSATION         LONG-TERM COMPENSATION      COMPENSATION
                               ----------------- -------------------------------- ------------
                                                 RESTRICTED   NO. OF
        NAME AND                                   STOCK     OPTIONS      LTIP
  PRINCIPAL POSITIONS     YEAR  SALARY   BONUS   AWARDS(1)  AWARDED(2) PAYOUTS(3)   OTHER(4)
  -------------------     ---- -------- -------- ---------- ---------- ---------- ------------
Ian Arnof...............  1993 $516,667 $210,000  $222,498        0     $425,316    $12,917
President and Chief Ex-   1992  471,347  190,000         0    9,375      234,124     11,786
 ecutive Officer          1991  429,680  170,000   176,066        0            0     10,878
 of FCC

Joseph V. Wilson III....  1993  267,833  108,000   113,505        0      183,061      6,747
Senior Executive Vice     1992  253,980   77,100         0    4,462       87,649      6,506
 President of FCC         1991  218,480   50,000    75,777        0            0      5,827

Michael A. Flick........  1993  288,250   87,000   124,729        0      253,009      7,195
Executive Vice Presi-     1992  280,797   83,850         0    5,696      128,318      6,984
 dent, Chief Credit       1991  272,047   50,000   104,735        0            0      6,769
 Policy Officer and
 Secretary of FCC

Ashton J. Ryan, Jr......  1993  252,633  102,000   105,383        0      376,875      6,356
Senior Executive Vice     1992  239,247   72,240         0    4,627            0      6,205
President of FCC          1991  131,790   28,000   156,000        0            0      2,878
and President and Chief
Operating Officer of
First National Bank of
Commerce ("FNBC")

Howard C. Gaines........  1993  270,450   81,600   116,353        0      242,255      6,763
Chairman and Chief Exec-  1992  262,077   78,810         0    5,340       92,813      6,553
 utive Officer of FNBC    1991  256,080   35,000   100,289        0            0      6,628

- --------
(1) Reflects the number of shares of restricted stock awarded multiplied by the closing market price of FCC's Common Stock on the date of grant. The amounts shown represent 7,890, 4,025, 4,423, 3,737, and 4,126 shares of restricted stock, respectively, which constitute all of the shares of restricted stock held by each executive officer as of December 31, 1993. As of December 31, 1993, the value of the aggregate restricted stock holdings for each executive officer (calculated by multiplying the number of shares of restricted stock by the closing market price of FCC Common Stock on December 31, 1993) was $198,236, $111,128, $101,128, $103,666, and $93,892,
    respectively. Holders of restricted stock receive dividends paid on the stock. Three years from the date of grant, the restricted stock may vest in whole or in part based on whether certain cumulative earnings per share targets are met and provided that the individual is then in FCC's employ. Shares not vesting at that time will be canceled. Restrictions on the shares would lapse within the three-year period immediately prior to the anticipated effective date of a proposed dissolution or liquidation of FCC or of a reorganization, merger or consolidation of FCC with one or more corporations in which FCC is not the surviving corporation, or of a transfer of substantially all the property or more than 80% of the then outstanding stock of FCC to another corporation.
(2) For additional information, please refer to the two tables below.
(3) Amounts reported for 1993 reflect the value on December 31, 1993, the date restrictions lapsed, of those vested shares of restricted stock granted in 1991. These shares were earned over a three-year performance period based on cumulative earnings per share targets. All of the shares originally granted vested on December 31, 1993. Amounts reported for 1992 relate to grants of restricted stock in 1989, 55% of which were earned based on cumulative earnings per share targets.
(4) Consists of amounts contributed by FCC on behalf of the Named Executive Officer pursuant to the Savings Plan and the Supplemental Savings Plan.

1993 LONG TERM INCENTIVE PLAN AWARDS

  The following table contains information concerning the grant of restricted stock under FCC's long term incentive plan to the Named Executive Officers during the fiscal year ended December 31, 1993:

                           NO. OF
                         RESTRICTED                     ESTIMATED FUTURE PAYOUTS
                           SHARES    PERFORMANCE   -----------------------------------
          NAME           GRANTED(1)     PERIOD     THRESHOLD    TARGET      MAXIMUM
          ----           ---------- -------------- --------- ------------ ------------
Ian Arnof...............   7,890        3 year     35 shares 7,890 shares 7,890 shares
                                    cumulative EPS
Joseph V. Wilson III....   4,025        3 year     18 shares 4,025 shares 4,025 shares
                                    cumulative EPS
Michael A. Flick........   4,423        3 year     19 shares 4,423 shares 4,423 shares
                                    cumulative EPS
Ashton J. Ryan, Jr......   3,737        3 year     16 shares 3,737 shares 3,737 shares
                                    cumulative EPS
Howard C. Gaines........   4,126        3 year     18 shares 4,126 shares 4,126 shares
                                    cumulative EPS

- --------
(1) The restricted shares granted may vest, in whole or in part, three years from the date of grant based on whether certain cumulative earnings per share targets are met and provided that the individual is then in FCC's employ. Shares not vesting at that time will be canceled. Restrictions on the shares would lapse within the three-year period immediately prior to the anticipated effective date of a proposed dissolution or liquidation of FCC or of a reorganization, merger or consolidation of FCC with one or more corporations in which FCC is not the surviving corporation, or of a transfer of substantially all the property or more than 80% of the then outstanding stock of FCC to another corporation. Holders of restricted stock receive dividends paid on the stock. As of December 31, 1993, the value of the 1993 restricted stock grants for each executive officer (calculated by multiplying the number of shares of restricted stock by the closing market price of FCC Common Stock on December 31, 1993) was $198,236, $101,128, $111,128, $93,892 and $103,661, respectively.

OPTION EXERCISES AND HOLDINGS

  The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during 1993 and unexercised options held as of December 31, 1993.

 AGGREGATED OPTION EXERCISES IN 1993 AND OPTION VALUES AS OF DECEMBER 31, 1993

                          NO. OF                NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                          SHARES                     OPTIONS AT          IN-THE-MONEY OPTIONS AT
                         ACQUIRED               DECEMBER 31, 1993(2)      DECEMBER 31, 1993(3)
                            ON       VALUE    ------------------------- -------------------------
          NAME           EXERCISE REALIZED(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           -------- ----------- ----------- ------------- ----------- -------------
Ian Arnof...............  70,658  $1,413,209    14,237       10,994      $169,584      $81,880
Joseph V. Wilson III....       0           0     2,775        5,005        26,864       35,904
Michael A. Flick........  23,847     527,325     8,659        6,679       103,147       49,760
Ashton J. Ryan, Jr......       0           0     1,157        3,469         4,698       14,082
Howard C. Gaines........  16,251     220,152         0        6,201             0       45,812

- --------
(1) Reflects the difference between the closing sale price of the Common Stock on the exercise date and the exercise price of the options. For Mr. Arnof, $699,087 and $714,122 was realized on the exercise of options outstanding based on the increase in stock value for a period of five years and six years, respectively. For Mr. Flick, $527,325 was realized on the exercise of options outstanding for more than five years. For Mr. Gaines, $5,518, $89,185, and $125,449 was realized on the exercise of options outstanding for more than two, four and five years, respectively.

(2) All options were awarded at the fair market value of the shares on the date of grant. All options are not exercisable for one year from the date of grant and become exercisable thereafter in 25% increments each year; provided that the Compensation Committee may, in its discretion, accelerate the exercisability of the options, and if there is a reorganization, merger or consolidation involving FCC in which FCC is not the surviving corporation, or a transfer of substantially all of the property or more than 80% of the outstanding stock of FCC to another corporation, or a dissolution or liquidation of FCC, then the Compensation Committee will notify all optionees and all outstanding options will become immediately exercisable in full. All options expire eight years from the date of grant.
(3) Reflects the difference between the closing sale price of the Common Stock on December 31, 1993 and the exercise price of the options. The following table shows, for exercisable options, the value attributed to options outstanding for the number of years indicated:

                                           VALUE    YEARS
                                          --------  -----
            Mr. Arnof.................... $160,071    4
                                             9,513    1
            Mr. Wilson...................   22,335    4
                                             4,529    2
            Mr. Flick....................   97,364    4
                                             5,783    2
            Mr. Ryan.....................    4,698    2

                               ----------------

PENSION PLAN

  FCC's defined benefit plan provides for retirement benefits based on a participant's highest average monthly compensation for any 120-month period of employment but not less than the 60-month average monthly compensation determined as of December 31, 1988. Normal retirement benefits payable under the plan are equal in value to a straight-life annuity based on the sum of 1% of the highest average monthly compensation multiplied by years of service plus .65% of such monthly compensation in excess of covered compensation (as defined by the Social Security Act) multiplied by years of service not in excess of 35.

  The following table reflects annual retirement benefits that a participant with the years of service and the compensation levels indicated below can expect to receive under the plan upon retirement at age 65. The table assumes benefits are paid in the form of a straight-life annuity. Benefits are not subject to any deduction for Social Security or other offset amounts.

  The table reflects that, notwithstanding the benefit formula, the annual retirement benefit cannot exceed the maximum benefit allowed under the Internal Revenue Code, which for 1994 is $118,800. Additionally, the Code limits the amount of compensation on which benefits can be based. The current limit is $150,000, which is indexed for annual cost-of-living increases. The table does not incorporate the limitation on includable compensation.

                                                  YEARS OF SERVICE
                                    --------------------------------------------
      EARNINGS                      15 YRS.  20 YRS.  25 YRS.  30 YRS.  35 YRS.
      --------                      -------- -------- -------- -------- --------
      $200,000..................... $ 47,130 $ 62,839 $ 78,549 $ 94,259 $109,969
       225,000.....................   53,317   71,089   88,862  106,634  118,800
       250,000.....................   59,505   79,339   99,174  118,800  118,800
       300,000.....................   71,880   95,839  118,800  118,800  118,800
       400,000.....................   96,630  118,800  118,800  118,800  118,800
       450,000.....................  109,005  118,800  118,800  118,800  118,800
       500,000.....................  118,800  118,800  118,800  118,800  118,800
       600,000.....................  118,800  118,800  118,800  118,800  118,800

  Compensation covered by the plan for Messrs. Arnof, Wilson, Flick, Ryan and Gaines is represented by the amounts appearing in the Summary Compensation Table under the headings "Salary" and "Bonus," except that after 1991 amounts received pursuant to the Bonus Plan are not included in covered compensation. For 1994, covered compensation for each of these individuals was capped at the current limit of $150,000, and they had 15, 18, 23, 2 and 5 years of credited service, respectively.

COMPENSATION COMMITTEES INTERLOCKS AND INSIDER PARTICIPATION

  In December 1993, FCC formed a Compensation Committee to perform the functions previously divided among two committees, the Management Review Committee and the Stock Option Committee. The members of FCC's Compensation Committee are Messrs. Besthoff, Eustis, Johnsen and Storey and Mrs. Davis. The members of FCC's former Management Review Committee were Messrs. Eustis, Fuller, Johnsen and Storey and Mrs. Davis. The members of FCC's former Stock Option Committee were Messrs. Moyse, Pollard, Purvis and Simmons. None of the members of FCC's Compensation Committee, Management Review Committee or Stock Option Committee (the "Compensation Committees") have been officers or employees of FCC or any of its subsidiaries, except Mr. Moyse, a member of FCC's former Stock Option Committee who was an executive officer of FCC from 1985 through 1993. No executive officer of FCC served in 1993 as a director, or member of the compensation committee, of another entity one of whose executive officers served as a director, or on the Compensation Committees, of FCC.

  During 1993, FCC and its subsidiaries paid $348,263 in premiums on disability and life insurance policies issued by Pan-American Life Insurance Company covering FCC's employees. In addition, FNBC leases branch space in a building owned by Pan-American Life Insurance Company. Total rent paid under this lease in 1993 was $126,966. Mr. G. Frank Purvis, Jr., a director of FCC and member of FCC's former Stock Option Committee, is Chairman of the Board of Pan-American Life Insurance Company.

  Members of the Compensation Committees and their associates have been customers of, and have had loan transactions with, subsidiary banks of FCC in the ordinary course of business, and such transactions are expected to continue in the future. In the opinion of FCC's management, such transactions have been on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

 General

  At its December 1993 meeting, the Board of Directors established the Compensation Committee, the duties of which were previously shared by the Management Review Committee and the Stock Option Committee.

  The Compensation Committee of the Board oversees all compensation arrangements for executive officers. The Committee is composed of five Board members who are not employees of FCC. The Committee retains outside consultants to assist it in obtaining relevant information on pay practices generally and with respect to comparable organizations, and in determining whether FCC's compensation programs are consistent with the Committee's compensation philosophy and objectives.

  The executive compensation programs of FCC are designed to (1) provide a competitive total compensation package that enables FCC to hire, develop, reward and retain key executives, (2) link executive behavior to the Corporation's annual, intermediate-term and long-term business objectives and strategy, and (3) provide variable total reward opportunities that are directly tied to increases in stockholder value. These objectives are generally sought to be met with base salaries that are within competitive ranges of similar institutions, annual incentive bonuses keyed primarily to annual increases in earnings per share and a mix of stock award programs that are focused on both increases in earnings per share over a three-year period and increases in stock values over a longer term. Competitive data used to analyze total compensation is drawn from a group of banks that has been determined by management to be those institutions with whom FCC competes for management personnel, some of which are also included in the industry indices used in the performance graphs in this Proxy Statement. Since many of those banks are substantially larger than FCC, the compensation data is then adjusted for asset size. For purposes of this report, the banks with whom FCC competes for management personnel will be referred to as the "Competitors."

 Base Salary and Annual Incentive Compensation

  General. The Compensation Committee reviews and approves the methodology for determining base salaries and annual incentive bonuses of executive officers, and determines the base salary and annual incentive bonus of the Chief Executive Officer and any executive officer whose base salary and bonus would exceed 80% of the base salary and bonus of the Chief Executive Officer. The Committee has incorporated long-term and short-term rewards into the compensation program so that no executive is rewarded for achieving a single financial target to the detriment of total stockholder value. The Chief Executive Officer determines the amounts of the base salary and annual incentive bonus of each other officer, and the Compensation Committee reviews his determinations and the evaluations on which those determinations are based.

  Base Pay. The Committee establishes salary ranges for each position based on salary data of Competitors. Executive base pay is intended to be slightly above average levels of Competitors. Individual base pay is determined within the established ranges on the basis of FCC's performance as well as individual performance evaluations conducted by the Chief Executive Officer and reviewed by the Compensation Committee. The Compensation Committee evaluates the performance of the Chief Executive Officer and determines his base salary. The performance evaluations generally use financial performance and subjective factors indicative of the executive's organizational skills and adherence to overall corporate policies and goals.

  To set the precise level of each executive officer's base salary within the established ranges, the Chief Executive Officer uses a "scorecard" that includes financial performance measures such as return on assets, credit quality, cost control and other measures such as teamwork, organizational skills and adherence to overall corporate policies and goals. Each quantitative and qualitative measure is weighted by the Chief Executive Officer depending on the executive officer's position and the measure's impact on overall corporate goals.

  Annual Cash Incentive Compensation. Each year an executive may earn an incentive bonus from zero up to a maximum percentage of his base salary specified by the Committee. The exact amount of the potential bonus is dependent on the relationship of the Corporation's earnings per share in the current year to an earnings per share target approved by the Committee. This target is based on the Corporation's annual budget plan and is considered by the Committee to be confidential. The amount of potential cash incentive compensation plus the base salary provides total compensation that is generally not at levels in excess of the average of Competitors. Once the potential bonus amount is established, the actual annual bonus award is then determined by the Compensation Committee in the case of the Chief Executive Officer and by the Chief Executive Officer in the case of other executive officers. While the Corporation's 1993 performance exceeded that of 1992, the maximum incentive bonus as a percentage of salary was not increased for most executive officers, except for certain positions where the Committee determined to shift a percentage of total cash compensation from salary to incentive bonus. The Committee intends to structure its performance-based compensation such that all executive compensation will continue to be deductible by the Corporation under current federal tax laws.

Stock Incentive Program

  The purpose of the stock incentive program is to link management to stockholders, focus on intermediate and long-term results and maximize stockholder returns. The Committee has sought to accomplish these objectives with a combination of grants of stock options and awards of performance-based restricted stock, with awards of each type generally alternating every year. Stock options have value to the employee only if there is a corresponding value to stockholders.

  Stock option grants are made at 100% of the market value of the stock on the date of the award, are not exercisable during the first year after the award and are exercisable thereafter under a four-year vesting schedule with 25% of the options becoming exercisable each year. The size of awards are determined as a percentage of salary based on salary level. The options expire eight years from the date of grant. Grants of performance-based restricted stock may vest after three years to the extent of the ratio of cumulative earnings per share over the three-year restriction period to pre-established cumulative earnings per share targets for such period, if the executive remains employed by the Corporation for the specified period of time.

  The three-year cumulative earnings per share target for 100% vesting for the 1993 grants is $10.06. None of the shares will vest with three-year cumulative earnings per share less than $8.10. Grants in 1994 will vest based on a relative return on equity which will qualify compensation for tax deductibility under Section 162(m) of the Internal Revenue Code.

 Compensation for the President and Chief Executive Officer

  The Committee has made the following determinations regarding the 1993 compensation of Mr. Arnof:

    Base salary was increased in March 1993 by 10.5% or $50,000 over 1992. An annual incentive award of $210,000 was paid to Mr. Arnof, representing 100% of his potential award. The amounts of the adjustment and award were based on the Corporation's performance during 1992 and 1993, respectively, both of which were record earnings years for the Corporation, as well as individual performance as evaluated by the Committee and an analysis of Competitors.

    Restricted stock grants for 7,890 shares of Common Stock were granted to Mr. Arnof in February 1993, with a fair market value of $28.20 per share. The grants are performance-based and may vest after three years based on pre-determined cumulative earnings per share over the three-year restriction period. The number of shares was determined by the Stock Option Committee according to a percentage of salary formula. No stock options were awarded during 1993.

    On December 31, 1993, Mr. Arnof became 100% vested in 16,928 shares of restricted stock which were granted in February 1991. The 100% vesting was based on a pre-determined three-year cumulative earnings per share of $5.85. The Corporation achieved $7.71.

THE COMMITTEE

    Frances B. Davis             Laurance Eustis, Jr.     Sydney Besthoff, III
    Erik F. Johnsen              Joseph B. Storey

PERFORMANCE GRAPHS

  The graphs below compare the cumulative total stockholder return on FCC's Common Stock for the last five years with the cumulative total return on the S&P 500 Index and the S&P Major Regional Banks Index, in the first graph, and on the KBW 50 Total Return Index, in the second graph, in each case assuming the investment of $100 on January 1, 1989 at closing prices on December 31, 1988 and reinvestment of dividends. The S&P Major Regional Banks Index consists of fifteen banks and is currently published in Barron's. The KBW 50 Index is prepared by Keefe, Bruyette & Woods, Inc., consists of 50 banks and is available by contacting Keefe, Bruyette & Woods, Inc. directly.

                             [INSERT GRAPHS HERE]

                                                TOTAL RETURN FOR THE YEAR
                                         ---------------------------------------
                                         1988  1989   1990   1991   1992   1993
                                         ---- ------ ------ ------ ------ ------
      FCC............................... 100  134.95  87.31 211.38 323.62 327.26
      S&P 500........................... 100  131.59 127.49 166.17 178.81 196.75
      S&P MRI........................... 100  122.15  87.30 156.03 198.61 210.34
      KBW 50............................ 100  147.94 106.24 168.16 214.27 226.14

                               ----------------

CERTAIN OTHER TRANSACTIONS

  Directors, nominees and executive officers of FCC and their associates have been customers of, and have had loan transactions with, subsidiary banks of FCC in the ordinary course of business, and such transactions are expected to continue in the future. In the opinion of FCC's management, such transactions, which at December 31, 1993 amounted to an aggregate of 9.37% of FCC's stockholders' equity, have been on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

  Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires FCC's directors and executive officers to file with the SEC reports of ownership and changes in ownership of equity securities of FCC. During 1993, certain executive officers and directors of FCC were delinquent in filing required reports. William P. Fuller, a director of FCC, was late in filing two reports of changes in beneficial ownership, each of which reported one transaction. John W. Barton, a director of FCC, was late in reporting a purchase of shares of Common Stock. J. B. Storey, a director of FCC, was late in filing a report of change in beneficial ownership of Preferred Stock. David
B. Kelso and Ashton J. Ryan, Jr., executive officers of FCC, were each late in filing his Annual Statement of Beneficial Ownership of Securities for 1992.

     PROPOSAL TO APPROVE THE AMENDED AND RESTATED 1992 STOCK INCENTIVE PLAN

THE PROPOSAL

  The 1992 Stock Incentive Plan (the "Plan") was adopted by the Board of Directors in 1992 and approved by the FCC stockholders at the 1992 annual meeting of stockholders. The Board of Directors recently approved the amendment and restatement of the Plan, subject to stockholder approval at the Meeting. The proposed amendments to the Plan (the "Amendments") provide for, among other things, (1) certain changes to the Plan in order that compensation received through the Plan by executive officers of the Corporation will continue to be deductible by the Corporation under the 1993 Omnibus Budget Reconciliation Act ("OBRA"); (2) the addition of stock appreciation rights, stock awards and performance shares as types of awards that may be granted through the Plan; (3) separate annual limits on different types of awards based on the form of payment and a provision that awards paid in cash will not be counted against the total aggregate number of shares that may be awarded through the Plan; and
(4) the addition of authority for the Compensation Committee to permit loans to be made by the Corporation to participants in order to pay the exercise price of stock options and the tax liability that may result from the receipt or vesting of an award under the Plan or from the exercise of a stock option. The stock options, stock appreciation rights, restricted stock, performance shares and stock awards that may be granted through the amended and restated Plan will be referred to herein as "Incentives."

PURPOSE OF THE PROPOSAL

  OBRA added a new Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code") under which the allowable deduction for compensation paid or accrued with respect to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Corporation in any year will be limited to $1 million beginning in 1994. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. The purpose of certain of the proposed amendments and one of the purposes of the submission of the amended and restated Plan to the stockholders for approval is to qualify stock options, stock appreciation rights, performance shares, stock awards and restricted stock granted under the Plan as qualified performance-based compensation in order to preserve the Corporation's tax deduction for these awards. With respect to awards of restricted stock and performance shares, Section 162(m) requires that the stockholders also approve the particular performance goals that must be met in order for the awards to be vested or earned. In order to qualify recent grants of restricted stock and performance shares under the Plan as qualified performance-based compensation, the stockholders are also being asked to approve the performance goals applicable to those awards. See "Proposal to Approve Performance Goals for Restricted Stock and Performance Shares."

  Through this and the other proposals presented to stockholders for their consideration and vote at the Meeting, the Board of Directors wishes to preserve the tax deduction formerly available to the Corporation for all executive compensation. Profits received by officers on stock options or other stock awards resulting solely from increases in the value of the Common Stock prior to exercise or vesting will be included in calculating the $1 million limit although not paid to the executive by the Corporation, unless the stockholders approve the amended and restated Plan. The Corporation will be able to continue to deduct the amount of the increase in the value of these awards as well as other compensation paid to executive officers if this proposal and the other proposals presented at the Meeting are approved.

  The purpose of the addition of stock appreciation rights, stock awards and performance shares to the stock options and restricted stock previously authorized to be issued through the Plan is to give the Corporation greater flexibility in structuring awards that will be both equity-based and performance-based in order to tie the interests of participants in the Plan to the interests of FCC stockholders. Changes to the current accounting treatment of stock options have been proposed and if such changes are adopted, the Board of Directors desires to have the flexibility to choose to compensate its officers and key employees through other alternative types of equity-based awards that may offer more favorable accounting treatment. In addition, the Board wishes to encourage the acquisition and retention of Common Stock by its officers and believes that the grant of options coupled with grants of other types of Incentives that may be paid in cash will allow officers to exercise options without the necessity of selling shares to pay the option exercise price and the resulting taxes. For this same purpose, the Board of Directors wishes to provide the Committee with the authority to make Plan-related loans to participants.

  The Amendments do not change the total limit on the number of shares of Common Stock that may be issued through the Plan, which continues to be 10% of the total outstanding shares. The Plan will now specifically provide, however, that if and when an Incentive is paid in cash and not in shares, the number of shares to which the cash award relates will be credited back against the total Plan maximum. As a result, the Plan maximum, which has always been stated in terms of total shares, will not be reduced as the result of cash payments of stock appreciation rights or performance shares. Revised annual limits relating to awards that may be paid in stock and all awards are then imposed by the Amendments. The Amendments specify that the annual limit under the Plan of 1% of total outstanding shares will apply to Incentives that may be paid in shares of Common Stock and an annual limitation of 5% of the outstanding shares per year will be imposed on the aggregate of awards that may be paid in stock and awards that must be paid in cash.

  Stockholder approval of this proposal is required not only to qualify awards granted through the Plan as performance-based compensation under OBRA, but also to meet the requirements of Rule 16b-3 under the 1934 Act, an exemption for certain officers of the Corporation from short-swing trading liability in connection with acquisitions of Common Stock through the Plan, and to meet the requirements of the Nasdaq National Market.

  A summary of the material features of the Plan, as proposed to be amended and restated, is provided below. All of the Plan provisions described below are currently in effect and were previously approved by stockholders, unless a provision is described as being affected by the Amendments.

ADMINISTRATION

  The Plan was previously administered by the Stock Option Committee of the Board of Directors. In December 1993, the Compensation Committee assumed the duties of the Stock Option Committee. The Amendments reflect that the Plan will now be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee must consist of two or more members of the Board of Directors, all of whom must be qualified to administer the Plan under Rule 16b-3 under the 1934 Act. Under the Amendments, beginning after the Corporation's 1995 annual meeting of stockholders, each member must also qualify as an "outside director" under Section 162(m) of the Code. The Committee has plenary authority to award Incentives under the Plan, to set the terms of the Incentives, to interpret the Plan, to establish rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for the proper administration of the Plan.

SHARES ISSUABLE THROUGH THE PLAN

  Up to 10% of the outstanding shares of Common Stock (2,613,544 as of February 25, 1994) may be issued under the Plan as Incentives. Incentives relating to a total of 125,550 shares have been issued through the Plan, 334,595 shares covered by Incentives were recently granted subject to stockholder approval of the Amendments and related performance goals and 2,153,399 shares currently remain available for issuance. Under the Amendments, when Incentives such as stock appreciation rights or performance shares are paid in cash, the shares to which the Incentives relate will be credited back and these shares will again be available for issuance through the Plan. In addition, the Amendments impose annual limits of 1% of outstanding shares on awards that may be paid in shares of Common Stock and 5% of outstanding shares on the aggregate of awards paid in stock and cash. No more than 1% of the total number of outstanding shares of Common Stock may be awarded through the Plan in any one year, and the Amendments also provide that no participant may be awarded more than 100,000 shares in one year. A total of 261,644 shares remain available for issuance under the First Commerce Corporation 1985 Stock Option Plan (the "1985 Plan"), but the Committee does not intend to make future awards under the 1985 Plan. The closing sale price of a share of Common Stock as reported on the Nasdaq National Market on February 28, 1994 was $25.50.

  The Committee, in its reasonable discretion, will make proportionate adjustments to the number of shares of Common Stock subject to the Plan in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock of the Corporation, and may also amend the terms of any Incentive to the extent appropriate to provide participants with the same relative rights before and after the occurrence of such an event. Incentives that expire, are terminated or are forfeited may in some cases be reissued through the Plan.

ELIGIBILITY

  Under the Amendments, employees of the Corporation holding the position of assistant vice president or above (including directors who also hold positions of assistant vice president or above) who, in the opinion of the Committee, have significant responsibility for the growth, development and financial success of the Corporation are eligible to receive Incentives under the Plan when designated by the Committee. The Amendments allow the Committee to delegate its authority to the Chief Executive Officer to grant and set the terms of Incentives awarded to officers who are not subject to Section 16 of the 1934 Act or Section 162(m) of the Code, subject to ratification by the Committee. The Corporation has 622 employees who hold the position of assistant vice president or above who are eligible for consideration to receive Incentives. For 1994 awards, the Committee considered persons holding the position of assistant vice president or above who were also in certain salary grades. A total of 201 employees were eligible to receive 1994 awards with 171 receiving awards.

TYPES OF INCENTIVES

 Stock Options

  The Committee may grant non-qualified or incentive stock options to purchase shares of Common Stock. Subject to the terms of the Plan, the Committee has the discretion to determine the number and purchase price of the shares subject to any option granted, the term of each such option and the time or times during its term when such option becomes exercisable. Under the Amendments, the exercise price for stock options must be equal to the fair market value of the Common Stock on the date of grant. Options that are designated by the Committee as incentive stock options must comply with Section 422 of the Code.

  No options may be exercised during the six-month period immediately following the date of grant. In addition, if the option holder's employment is terminated for any reason other than his retirement, death or disability, the option immediately terminates, unless otherwise determined by the Committee in its discretion. With respect to all options other than incentive stock options, no option may be exercised more than six months and one day after retirement or more than 12 months after termination of employment as a result of the option holder's death or disability, unless otherwise provided in a stock option agreement. An incentive stock option must be exercised within one year after termination of employment as the result of disability and within three months after termination of employment for any other reason. The term of an option will be determined by the Committee, but the term of an incentive stock option may not exceed 10 years.

  The Committee may accelerate the exercisability of any option and the exercisability of outstanding options may also be accelerated upon a change of control of FCC, as described below. The Committee may determine to cancel stock options in order to make a participant eligible for the grant of an option at a lower price. An unexercised stock option may be purchased by FCC for the difference between the exercise price and the fair market value of the shares covered by such option with the approval of the Committee and the option holder.

  The option exercise price may be paid in cash, in shares of Common Stock, in a combination of cash and shares of Common Stock or by delivering a properly executed exercise notice together with irrevocable instructions to a broker approved by FCC to sell the shares subject to the option and promptly deliver to FCC the portion of the sale or loan proceeds necessary to pay the exercise price.

  No stock option granted under the Plan will be transferable by its holder, except by will or the laws of descent and distribution in the event of the holder's death. During an employee's lifetime, a stock option may be exercised only by him or by his guardian or legal representative.

 Restricted Stock

  The Plan permits the Committee to grant shares of restricted stock to eligible officers. At the time an award of restricted stock is made, the Committee will establish a restricted period during which the participant will be prohibited from transferring or otherwise disposing of the restricted stock awarded. In addition, the Committee may prescribe conditions for the incremental lapse of restrictions relating to an award of restricted stock during the restricted period. An award of restricted stock may also be made subject to the attainment of specified performance goals or targets and the shares may be forfeited if the goals or targets are not met. The Committee has the power to accelerate the lapse of restrictions on shares of restricted stock.

  Participants who receive restricted stock will generally have all rights and privileges of stockholders regarding such shares, including voting rights and the right to receive dividends, subject to such terms and conditions as the Committee may prescribe. Certificates for shares of Common Stock relating to an award of restricted stock will be issued at the time of grant but will be held by FCC until termination of the restricted period and the satisfaction of any conditions applicable to such award.

 Stock Appreciation Rights

  A stock appreciation right or "SAR" is a right to receive, without payment to the Corporation, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula described below. A SAR may be granted in conjunction with a stock option or alone without reference to any stock option. A SAR granted in conjunction with a stock option may be granted concurrently with the grant of such option or at such later time as determined by the Committee and as to all or any portion of the shares subject to the option.

  The Plan confers on the Committee discretion to determine the number of shares to which a SAR will relate as well as the duration and exercisability terms of a SAR. In the case of a SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains will be reduced in the same proportion that the holder exercises the related option. Unless otherwise provided by the Committee, a SAR will be exercisable for the same time period as any stock option to which it relates. No SAR granted to an officer subject to Section 16 of the 1934 Act may be exercised during the first six months of its term. The Committee may accelerate the exercisability of an SAR.

  Upon exercise of an SAR, the holder is entitled to receive an amount which is equal to the aggregate amount of the appreciation in the shares of Common Stock as to which the SAR is exercised. For this purpose, the "appreciation" in the shares consists of the amount by which the fair market value of the shares of Common Stock on the exercise date exceeds (a) in the case of a SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of a SAR granted alone without reference to a related stock option, an amount determined by the Committee at the time of grant. The Committee may pay the amount of this appreciation to the holder of the SAR by the delivery of Common Stock, cash, or any combination of Common Stock and cash.

 Stock Awards

  Stock awards consist of the transfer by the Corporation to an eligible employee of shares of Common Stock, without payment, as additional compensation for his services to the Corporation. The number of shares transferred pursuant to any stock award will be determined by the Committee.

 Performance Shares

  Performance shares consist of the grant by the Corporation to an eligible employee of an award that may be paid in shares of Common Stock or in cash. The payment of each Performance Share will be subject to the achievement of performance objectives by the Corporation, a subsidiary, or a department by the end of a specified period. The number of shares granted and the performance criteria will be determined by the Committee. If the performance criteria are met, a participant will be paid (a) a number of shares of Common Stock equal to the number of performance shares earned; (b) a cash payment equal to the fair market value of such number of shares of Common Stock; or (c) a combination of cash and shares of Common Stock. The award of Performance Shares does not create any rights in a participant as a stockholder of the Corporation until the issuance of shares of Common Stock with respect to an award. Performance Shares may be awarded in conjunction with the grant of dividend equivalent payment rights that entitle a participant to receive an amount equal to the cash dividends paid on an equal number of shares of Common Stock during the period beginning on the date of grant of an award and ending on the date on which the award is paid or is forfeited. Performance shares are not transferable.

AMENDMENT TO THE PLAN

  The Board may amend or discontinue the Plan at the time, provided that no such amendment or discontinuance may change or impair, without the consent of the recipient thereof, an Incentive previously granted and provided that stockholder approval must be obtained if required under Rule 16b-3 of the 1934 Act. Stockholder approval is required under Rule 16b-3 if an amendment would
(a) increase the maximum number of shares of Common Stock issuable under the Plan to persons who are subject to Section 16 of the 1934 Act ("Insiders"), (b) permit an additional class of Insiders to participate in the Plan or (c) materially increase the benefits accruing to Insiders.

ACCELERATION OF INCENTIVES UPON CHANGE IN CONTROL

  Except as otherwise provided in the Incentive Agreement, if (a) a person or group of persons, other than an employee benefit plan of the Corporation or related trust, becomes the beneficial owner of securities representing 40% or more of the total voting power of FCC; (b) a majority of the members of the Board of Directors of FCC is replaced within any period of less than two years by directors not nominated and approved by the Board of Directors; or (c) the stockholders of FCC approve a reorganization, merger or consolidation with or into another corporation or an agreement to sell all or substantially all of the Corporation's assets (including a plan of liquidation), all Incentives will become immediately exercisable and vested; provided, that a participant may direct the Committee not to accelerate the exercisability or vesting of his or her Incentives.

LOANS TO PARTICIPANTS

  Under the Amendments, the Committee may authorize the extension of a loan to a participant by the Corporation to cover the purchase or exercise of an Incentive and to cover the participant's tax liability that arises in connection with the Incentive. The terms of the loan will be determined by the Committee.

AWARDS GRANTED

  Since the Amendments were adopted by the Board, the following Incentives have been granted to the persons and groups described in the table below, subject to stockholder approval of the amended and restated Plan at the Meeting and, in the case of restricted stock and performance shares, subject to stockholder approval of the related performance goals. If the amended and restated Plan is not approved at the Meeting, all of the awards included in the table below will be forfeited. If the performance goals for the restricted stock and performance shares are not approved at the Meeting, all shares of restricted stock and performance shares included in the table below will be forfeited.

                          NEW PLAN BENEFITS UNDER THE
                 AMENDED AND RESTATED 1992 STOCK INCENTIVE PLAN

                                                                          DOLLAR
                                                                         VALUE OF
                          NUMBER   NUMBER OF      NUMBER                RESTRICTED
                            OF       STOCK     OF SHARES OF  NUMBER OF   STOCK AND
                           STOCK  APPRECIATION  RESTRICTED  PERFORMANCE PERFORMANCE
   NAME AND POSITION      OPTIONS    RIGHTS       STOCK       SHARES     SHARES(1)
   -----------------      ------- ------------ ------------ ----------- -----------
Ian Arnof, President and
 Chief Executive Officer
 of FCC.................   6,951     20,854       2,489        1,244     $ 102,671
Joseph V. Wilson III,
 Senior Executive Vice
 President of FCC.......   2,374      7,122         839          419     $  34,608
Michael A. Flick,
 Executive Vice
 President, Chief Credit
 Policy Officer and
 Secretary of FCC.......   1,398      4,194         504          252     $  20,790
Ashton J. Ryan, Jr.,
 Senior Executive Vice
 President of FCC and
 President and Chief
 Operating Officer of
 FNBC...................   2,374      7,122         839          419     $  34,608
Howard C. Gaines,
 Chairman and Chief
 Executive Officer of
 FNBC...................   1,698      5,094         609          304     $  25,107
All current executive
 officers as a group....  20,607     61,822       7,296        3,648     $ 300,960
All employees other than
 executive officers as a
 group..................  59,371    178,109       2,496        1,248     $ 102,905

- --------
(1) Based on the closing sale price of a share of Common Stock on February 18, 1994, the trading day prior to the date of grant. The shares of restricted stock and performance shares will vest after three years if specified performance goals are satisfied. See "Proposal to Approve Performance Goals for Restricted Stock and Performance Shares."

FEDERAL INCOME TAX CONSEQUENCES

  Under existing federal income tax provisions, an employee who receives stock options, SARs or performance shares or who receives shares of restricted stock that are subject to restrictions which create a "substantial risk of forfeiture" (within the meaning of Section 83 of the Code) will not normally realize any income, nor will the Corporation normally receive any deduction for federal income tax purposes in the year such Incentive is granted. An employee who receives a stock award under the Plan consisting of shares of Common Stock will recognize ordinary income in the year of the award in an amount equal to the fair market value of the shares of Common Stock covered by the award on the date it is made, and, unless prohibited by Section 162(m) of the Code, the Corporation will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income.

  When a non-qualified stock option granted pursuant to the Plan is exercised, the employee will realize ordinary income measured by the difference between the aggregate purchase price of the shares of Common Stock as to which the option is exercised and the aggregate fair market value of the shares of Common Stock on the exercise date, and the Corporation will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.

  An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by
Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the "required holding periods"). An employee disposing of such shares before the expiration of the required holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The Corporation will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the Common Stock received upon exercise before the expiration of the required holding periods.

  If the exercise price of an option is paid by the surrender of previously-owned shares, the basis of the previously-owned shares carries over to the shares received in replacement therefor. If the option is a non-qualified option, the income recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the required holding periods. This gain will be added to the basis of the shares received in replacement of the previously-owned shares.

  When a SAR is exercised, the employee will recognize ordinary income in the year the SAR is exercised equal to the value of the appreciation that he is entitled to receive pursuant to the formula previously described, and the Corporation will be entitled to a deduction in the same year and in the same amount.

  An employee who receives restricted stock or performance shares will normally recognize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of Common Stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of Common Stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. Subject to the limitations imposed by Section 162(m) of the Code, the Corporation will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the employee. Dividends currently paid to the participant will be taxable compensation income to the participant and deductible by the Corporation.

  The Plan permits a participant, under certain conditions, to elect to have FCC withhold from the shares the participant would otherwise be entitled to receive in connection with the receipt of shares under the Plan or the lapse of restrictions on shares of restricted stock, shares having a fair market value on such date equal to the amount required to be withheld under applicable income tax laws. In this way, a participant is not required to provide FCC with cash sufficient to satisfy his or her tax withholding obligation. The Committee may disapprove a tax withholding election by a participant or may suspend or terminate the right to make elections. Under the Amendments, a participant may satisfy his total tax liability in connection with an Incentive by delivering previously-owned shares of Common Stock that have been owned by the participant for six months.

  If, upon a change in control of the Corporation, the exercisability or vesting of an Incentive granted under the Plan is accelerated, any excess on the date of the change in control of the fair market value of the shares or cash issued under Incentives over the purchase price of such shares, if any, may be characterized as Parachute Payments (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the "Base Amount" for such employee. The Base Amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An Excess Parachute Payment, with respect to any employee, is the excess of the Parachute Payments to such person, in the aggregate, over and above such person's Base Amount. If the amounts received by an employee upon a change in control are characterized as Parachute Payments, such employee will be subject to a 20% excise tax on the Excess Parachute Payment, and the Corporation will be denied any deduction with respect to such Excess Parachute Payment.

  This summary of federal income tax consequences of non-qualified stock options, incentive stock options and restricted stock does not purport to be complete. Reference should be made to the applicable provisions of the Code. There also may be state and local income tax consequences applicable to transactions involving Incentives.

VOTE REQUIRED

  Approval of the Plan requires the affirmative vote, cast in person or by proxy, of the holders of at least a majority of the shares of Common Stock present and entitled to vote at the Meeting.

  THE BOARD UNANIMOUSLY RECOMMENDS THAT FCC'S STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDED AND RESTATED 1992 STOCK INCENTIVE PLAN.

                     PROPOSAL TO APPROVE PERFORMANCE GOALS
                  FOR RESTRICTED STOCK AND PERFORMANCE SHARES

PURPOSE OF THE PROPOSAL

  OBRA limits the allowable deduction for compensation paid or accrued with respect to the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation to $1 million per year beginning in 1994. An exclusion from the $1 million limitation is available for compensation that satisfies the requirements provided in new Section 162(m) of the Code for qualified performance-based compensation. Restricted stock and performance shares granted under the Plan will qualify as performance-based compensation if, in addition to the satisfaction of other requirements, these awards are vested or earned as a result of the achievement of performance goals pre-established in writing by the Committee and the material terms of the performance goals are disclosed to and approved by the stockholders. If the stockholders do not approve the performance goals at the Meeting, the restricted stock and performance shares to be earned upon achievement of the goals will be automatically cancelled. In such case, the Committee may determine to make other awards to replace the cancelled awards.

THE PROPOSAL

 Eligibility

  Shares of restricted stock and performance shares have been awarded in 1994 to the fifteen most highly paid officers of the Corporation. See "Proposal to Approve the Amended and Restated 1992 Stock Incentive Plan--Awards Granted" for more information on the number of shares of restricted stock and performance shares awarded to the five most highly paid executive officers and certain other groups. No officer was granted a larger number of shares of restricted stock or performance shares than the number granted to the Chief Executive Officer. In future years, restricted stock and performance shares may be awarded to officers who are included in FCC's highest salary range. Under the Plan, no participant may receive more than 100,000 shares through the Plan in one year.

 Business Criteria

  The restricted stock and performance shares will vest or be forfeited based on the Corporation's relative return on equity for the three-year period ending December 31, 1996 as compared to the return on equity of the other banks or bank holding companies included in a peer group established by Keefe, Bruyette & Woods, Inc. of companies with total assets of between $5 million and $10 billion (the "KBW Peer Group"). The KBW Peer Group currently consists of 25 companies, but the identity and number of companies is subject to change by Keefe, Bruyette & Woods, Inc.

  Notwithstanding the foregoing, no performance shares or restricted stock will vest or be earned, except in the case of death, unless the officer remains employed by the Corporation through December 31, 1996, the Corporation's average annual return on equity for the three-year period ending December 31, 1996 is 10% or higher and cumulative core earnings per share for the three-year period are at least equal to those of the prior three-year period. Core earnings per share are based on net income adjusted for provisions for loan losses, securities transactions, nonperforming assets expense and other special one time material items.

  If these threshold requirements are met, then all performance shares will be earned and paid in shares of Common Stock only if the Corporation ranks in the top 10% of the KBW Peer Group for the three-year period. If the Corporation is not in the top 10%, the performance shares will be forfeited.

  The shares of restricted stock will vest or be forfeited as follows:

                                                                 PERCENTAGE OF
                 THE CORPORATION'S POSITION                     RESTRICTED STOCK
                    IN THE KBW PEER GROUP                        THAT WILL VEST
                 --------------------------                     ----------------
      Top 25%..................................................       100%
      Between the top 25% and the top 50% (above the median)...        80%
      At the median............................................        50%
      Bottom 50% (below the median)............................         0%

  Any shares of restricted stock that do not vest will be forfeited.

  The Committee may not waive any of the conditions or performance goals described above. Under the terms of the Plan, however, in the event of a change of control of the Corporation, the restricted stock and the performance shares will automatically vest. In the event the officer dies during the three-year performance period and the performance shares and restricted stock vest, the officer's estate will be paid a pro rata portion of those awards based on the portion of the performance period that elapsed prior to the date of death.

  If the relative return on equity performance goals described above are used in connection with future grants of restricted stock and performance shares, the Committee may utilize percentage targets other than those used for the 1994 grants.

  Prior to the payment of any performance shares or the release of restrictions on restricted stock, the Committee must certify in writing that the performance goals and all applicable conditions have been met.

VOTE REQUIRED

  Approval of the proposal to approve the performance goals requires the vote of a majority of the votes cast.

  THE BOARD UNANIMOUSLY RECOMMENDS THAT FCC'S STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE PERFORMANCE GOALS FOR THE RESTRICTED STOCK AND PERFORMANCE SHARES.

                    PROPOSAL TO APPROVE THE CHIEF EXECUTIVE
                             OFFICER SHAREMAX PLAN

THE PROPOSAL

  The annual cash incentive bonus to be paid to Ian Arnof, the Corporation's President and Chief Executive Officer, for 1994 performance will be paid pursuant to the Chief Executive Officer Sharemax Plan (the "CEO Plan"). The CEO Plan was adopted by the Committee on February 22, 1994, subject to stockholder approval of the CEO Plan and the performance goals contained therein at the Meeting. If the CEO Plan is not approved at the Meeting, the annual cash incentive bonus to be paid to Mr. Arnof under the CEO Plan will not be paid. In that event, the Committee may decide to pay Mr. Arnof a cash incentive bonus other than the bonus provided for in the CEO Plan.

PURPOSE OF THE PROPOSAL

  As with the restricted stock and performance share awards described in "Proposal to Approve the Performance Goals for Restricted Stock and Performance Shares," the purpose of submitting the CEO Plan and the performance goals contained therein to the stockholders is to satisfy the stockholder approval requirement necessary in order to qualify compensation as performance-based and, therefore, excluded from the $1 million limit on deductible compensation under OBRA.

THE PLAN

 Eligibility and Administration

  The only employee eligible to participate in the CEO Plan is Ian Arnof. The CEO Plan is administered by the Committee and the Committee has the power to establish performance goals, adopt regulations and make all determinations necessary for the administration of the CEO Plan.

 Business Criteria

  Under the CEO Plan, Mr. Arnof is eligible to be paid a cash bonus in an amount up to 120% of his annual salary, based on the achievement of annual performance goals. Mr. Arnof's annual salary for 1994 is $525,000. In order for any cash bonus to be paid, the Corporation must either (i) achieve a threshold performance level for the year of at least 15% return on equity and 1.25% return on assets or (ii) be ranked in the top 50% of the fifty companies included in the KBW Fifty Total Return Index, ranked as to both return on equity and return on assets. If the threshold requirement is met, the amount of Mr. Arnof's bonus will be calculated based on a formula that considers levels of loan volume, deposit volume, net interest margin, fee income, charge-offs and pre-tax income divided by salaries and benefits.

  The Committee has no discretion to increase the amount of the bonus paid to Mr. Arnof from the amount that is payable under the terms of the pre-established formula for the applicable year. The Committee has reserved the right to change the targets applicable to the individual performance goals listed above in future years. Prior to the payment of the annual bonus under the CEO Plan, the Committee must certify in writing that the performance goals and the applicable conditions to the payment of the bonus have been met.

  If Mr. Arnof's employment is terminated as the result of normal retirement, early retirement (with the Corporation's permission), permanent disability or death, Mr. Arnof or his heirs will receive the incentive bonus as earned pursuant to the applicable formula for the year in which the termination of employment occurred. If his employment is terminated for any other reason, he will not receive an award for that year.

  The Committee may amend, suspend or terminate the Plan at any time. Any amendment or termination of the Plan shall not, however, affect the right of Mr. Arnof to receive an incentive bonus earned for the year during which the Plan was amended or terminated or any earned but unpaid incentive bonus. The Plan consists of individual calendar year plans, beginning effective January 1, 1994 and each consecutive January 1 thereafter until the Plan is terminated by the Committee.

DESCRIPTION OF COMPENSATION

  The maximum bonus that will be paid to Mr. Arnof under the CEO Plan if all performance goals are achieved at the highest level is $630,000.

VOTE REQUIRED

  Approval of the proposal to approve the CEO Plan, including the performance goals, requires the vote of a majority of the votes cast.

  THE BOARD UNANIMOUSLY RECOMMENDS THAT FCC'S STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE CEO PLAN.

                         RELATIONSHIP WITH INDEPENDENT
                               PUBLIC ACCOUNTANTS

  FCC's consolidated financial statements for the year ended December 31, 1993 were audited by the firm of Arthur Andersen & Co. Under the resolution appointing Arthur Andersen & Co. to audit FCC's financial statements, such firm will remain as FCC's auditors until replaced by the Board. Representatives of Arthur Andersen & Co. are expected to be present at the Meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions.

                                 OTHER MATTERS

QUORUM AND VOTING OF PROXIES

  The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Stockholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors is determined by plurality vote, the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote is required to approve the proposal to approve the amended and restated Plan and a majority of the votes cast is required to approve the proposal to approve the performance goals for restricted stock and performance shares and the proposal to approve the CEO Plan. An abstention will have the effect of a vote against the proposal to approve the amended and restated Plan and will have no effect on the other proposals. If brokers not receiving instructions from beneficial owners as to the granting or withholding of proxies may not or do not exercise discretionary power to grant a proxy with respect to such shares (a "broker non-vote") on a proposal, shares not voted on a proposal as a result will be counted as not present and not cast with respect to the proposal.

  All proxies received by FCC in the form enclosed will be voted as specified and, in the absence of instructions to the contrary, will be voted for each of the Proposals and for the election of the nominees named herein. FCC does not know of any matters to be presented at the Meeting other than those described herein. However, if any other matters properly come before the Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

STOCKHOLDER PROPOSALS

  Eligible stockholders who desire to present a proposal qualified for inclusion in the proxy materials relating to the 1995 annual meeting of FCC must forward such proposals to the Secretary of FCC at the address listed on the first page of this Proxy Statement in time to arrive at FCC prior to November 13, 1994.

                                           By Order of the Board of Directors

                                    (Signature of Michael A. Flick appears here)

                                                    Michael A. Flick
                                                        Secretary

New Orleans, Louisiana
March 14, 1994

                          FIRST COMMERCE CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 18, 1994

The undersigned hereby appoints Amos T. Beason, David B. Kelso and Clifton J. Saik or any one or more of them, proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock of First Commerce Corporation that the undersigned is entitled to vote at the annual meeting of stockholders to be held April 18, 1994, and any adjournments thereof.

      Election of Directors, Nominees:

      Ian Arnof, James J. Bailey III, John W. Barton, Sydney J. Besthoff III, Robert H. Bolton, Frances B. Davis, Laurence Eustis, Jr., William P. Fuller, Arthur Hollins III, F. Ben James, Jr., Erik F. Johnsen, J. Merrick Jones, Jr., Edwin Lupberger, Hermann Moyse, Jr., O. Miles Pollard, Jr.,
      G. Frank Purvis, Jr., Edward M. Simmons, H. Leighton Steward, J.B. Storey, Robert A. Weigle.

Please specify your choices by marking the appropriate boxes on the reverse side. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND PROPOSALS LISTED HEREIN. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THIS PROXY.

/X/ Please mark your
    votes as in this
    example.

   To withhold authority to vote for any individual nominee(s) mark the FOR box in Proposal 1 and write that nominee's name(s) on
                      the space provided below the boxes.

      The Board of Directors recommends a vote for proposals 1,2,3 and 4.

1. Election of Directors      FOR      WITHHELD
   (see reverse)              / /        / /

FOR, except vote WITHHELD from the following nominee(s):

- --------------------------------------------------------

2. Approval of the Proposal to approve the Amended and    FOR  AGAINST  ABSTAIN
   Restated 1992 Stock Incentive Plan (the "Plan").       / /    / /      / /

3. Approval of the Proposal to approve the performance    FOR  AGAINST  ABSTAIN
   goals applicable to awards of restricted stock and     / /    / /      / /
   performance shares granted under the Plan.

4. Approval of the Proposal to approve the Chief          FOR  AGAINST  ABSTAIN
   Executive Officer Sharemax Plan.                       / /    / /      / /

5. In their discretion, to transact such other business as may properly come before the meeting and any adjournments thereof.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all authorizations heretofore given by the signer to vote at the meeting or any adjournments thereof.


- -------------------------------------------------------------------------------


- -------------------------------------------------------------------------------
    SIGNATURE(S)                                                 DATE

                           FIRST COMMERCE CORPORATION

                              AMENDED AND RESTATED
                           1992 STOCK INCENTIVE PLAN


     SECTION 1.  PURPOSE. The purpose of the First Commerce Corporation
1992 Stock Incentive Plan (the "Plan") is to increase shareholder value and to advance the interests of First Commerce Corporation ("FCC") and its subsidiaries (collectively, the "Company") by granting stock options, stock appreciation rights, stock awards, restricted stock and performance share awards (the "Incentives") to key officers of the Company in order to attract, retain and motivate these officers.

     SECTION 2.  ADMINISTRATION.

          SECTION 2.1 COMPOSITION. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of FCC. The Committee shall consist of not fewer than two members of the Board of Directors, all of whom shall (a) to the extent required, qualify to administer the Plan under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") as currently in effect or any successor rule, and
     (b) beginning on the date of the Company's 1995 annual meeting of shareholders, qualify as "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

          SECTION 2.2 AUTHORITY. The Committee shall have plenary authority to award Incentives under the Plan, to set the terms of such Incentives, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided elsewhere herein.

     SECTION 3. ELIGIBLE PARTICIPANTS. Employees of the Company holding the position of assistant vice-president or above (including directors who also hold positions of assistant vice-president or above) who, in the opinion of the Committee have significant responsibility for the continued growth, development and financial success of the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories as the Committee deems appropriate.
With respect to participants not subject to Section 16 of the Exchange Act and not covered employees under Section 162(m) of the Code, the Committee may delegate to the Chief Executive Officer of FCC its authority to designate participants, to determine the size and type of Incentive to be received by those participants and to determine or modify performance objectives for those participants, subject to ratification by the Committee.

     SECTION 4. TYPES OF INCENTIVES. Incentives may be granted under the Plan in any of the following forms, either individually or in combination, (a) incentive stock options and non-qualified stock options; (b) stock appreciation rights ("SARs"); (c) stock awards; (d) restricted stock and (e) performance shares.

     SECTION 5.   SHARES SUBJECT TO THE PLAN.

          SECTION 5.1   NUMBER OF SHARES.  Subject to adjustment as provided in
     Section 11.5, the total number of shares of FCC common stock, $5.00 par value per share (the "Common Stock"), with respect to which Incentives may be granted under the Plan shall not exceed ten percent of the total number of outstanding shares of Common Stock during the effectiveness of the Plan. In addition, Incentives that may be paid in shares of Common Stock granted in any one year shall not exceed one percent of the total number of shares outstanding and the aggregate of Incentives that may be paid in shares of Common Stock and Incentives that must be paid in cash granted in one year shall not exceed five percent of the total number of shares outstanding. Incentives with respect to no more than 100,000 shares of Common Stock may be granted through the Plan to a single participant in one calendar year. If and to the extent that an Incentive is paid in cash rather than shares of Common Stock, the total number of shares available for issuance during the effectiveness of the Plan hereunder shall be credited with the appropriate number of shares represented by the cash payment of the Incentive, as determined in the sole discretion of the Committee.

          SECTION 5.2 CANCELLATION. If a stock option or stock appreciation right granted hereunder expires or is terminated or cancelled as to any shares of Common Stock, such shares may again be issued under the Plan. If shares of Common Stock are issued as restricted stock or as stock awards and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan, if such issuance does not result in a violation of Rule 16-3 under the Act or any successor rule. The Committee may also determine to cancel, and agree to the cancellation of, stock options and stock appreciation rights in order to grant new stock options or stock appreciation rights to the same participant at a lower price than the options or stock appreciation rights to be cancelled.

          SECTION 5.3 TYPE OF COMMON STOCK. Common Stock issued under the Plan in connection with Incentives may be authorized and unissued shares or issued shares held as treasury shares.

          SECTION 5.4 REINVESTMENT OF DIVIDENDS. Shares of Common Stock that are delivered to a participant in the Plan as a result of the reinvestment of dividends in conjunction with restricted stock shall be applied against the maximum number of shares provided in Section 5.1.

     SECTION 6. STOCK OPTIONS. A stock option is a right to purchase shares of Common Stock from the Company. Each stock option granted by the Committee under the Plan shall be subject to the following terms and conditions:

          SECTION 6.1 PRICE. The option price per share shall be equal to the Fair Market Value (as defined in Section 11.11) of a share of Common Stock on the date of grant, subject to adjustment under Section 11.5.

          SECTION 6.2 NUMBER. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 11.5.

          SECTION 6.3 DURATION AND TIME FOR EXERCISE. The term of each option shall be determined by the Committee. Each option shall become exercisable at such time or times during its term as shall be determined by the Committee and as provided in Section 11.10; provided, however, that, except as provided in Section 11.10, no stock option shall be exercisable within the six month period immediately following the date of grant and, unless otherwise provided in the stock option agreement, all stock options shall expire (a) 12 months from the date of termination of employment as the result of death or disability, (b) six months and one day after termination of employment as a result of retirement and (c) immediately if employment terminates for any other reason, including resignation and termination for cause. The Committee may in its discretion extend the term of options which would otherwise expire as a result of resignation or termination for cause. The Committee may also impose such terms and conditions to the exercise of each option as it deems advisable and may accelerate the exercisability of any outstanding option at any time in its sole discretion.

          SECTION 6.4 REPURCHASE. Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (a) the Fair Market Value of the Common Stock subject to the option on the date of purchase exceeds (b) the option price.

          SECTION 6.5 MANNER OF EXERCISE. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid (a) by cash, uncertified or certified check or bank draft, (b) by delivery of shares of Common Stock held by the optionee for at least six months in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised, (c) by delivering a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company (with a copy to the Company) to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price or (d) in such other manner as may be authorized from time to time by the Committee. Shares of Common Stock delivered in payment of the exercise price that were acquired upon the exercise of a stock option are deemed to have been held from the date of grant of the stock option. In the case of delivery of an uncertified check or bank draft upon exercise of a stock option, no shares shall be issued until the check or draft has been paid in full. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a stockholder.

          SECTION 6.6 INCENTIVE STOCK OPTIONS. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"):

               (a) Any incentive stock option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options;

               (b) All incentive stock options must be granted within ten years from the date on which this Plan was adopted by the Board of Directors;

               (c) Unless sooner exercised, all incentive stock options shall expire no later than ten years after the date of grant;

               (d) No incentive stock option shall be granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation; and

               (e) The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of the Company) shall not exceed $100,000. To the extent that such limitation is exceeded, such options shall not be treated, for federal income tax purposes, as incentive stock options.

          SECTION 6.7 NON-TRANSFERABILITY OF OPTIONS. Options granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Code, and options may be exercised during the lifetime of a participant only by the participant or by the participant's guardian or legal representative. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an option, or levy of attachment or similar process upon the option not specifically permitted herein shall be null and void and without effect.

     SECTION 7.   RESTRICTED STOCK

          SECTION 7.1 GRANT OF RESTRICTED STOCK. The Committee may award shares of restricted stock to such key employees as the Committee determines to be eligible pursuant to the terms of Section 3. An award of restricted stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and on such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. To the extent restricted stock is intended to qualify as performance based compensation under Section 162(m) of the Code, it must meet the additional requirements imposed thereby.

          SECTION 7.2 AWARD AND DELIVERY OF RESTRICTED STOCK. At the time an award of restricted stock is made, the Committee shall establish a period of time (the "Restricted Period") applicable to such an award. Each award of restricted stock may have a different Restricted Period. The Committee may, in its sole discretion, prescribe conditions for the lapse of restrictions upon death, disability, retirement or other termination of employment or for the lapse or termination of restrictions upon the satisfaction of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the shares of restricted stock. In addition, any participant subject to
     Section 16 of the Exchange Act shall be prohibited from selling shares of restricted stock for a period of six months from the grant thereof. The Committee shall have the power to accelerate the expiration of the Restricted Period with respect to all or any part of the shares awarded to a participant and the expiration of the Restricted Period shall automatically occur under the conditions described in Section 11.10 hereof.

          SECTION 7.3 ESCROW. In order to enforce the restrictions imposed by the Committee pursuant to this Section 7, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

          The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the First Commerce Corporation 1992 Stock Incentive Plan (the "Plan"), and an agreement entered into between the registered owner and First Commerce Corporation. Copies of the Plan and the agreement are on file at the principal office of the Company.

          SECTION 7.4 DIVIDENDS ON RESTRICTED STOCK. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, determine.

          SECTION 7.5 FORFEITURE. Upon the forfeiture of any restricted stock (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends in accordance with such rules as the Committee may establish pursuant to Section 7.4), such forfeited shares shall be surrendered. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions with respect to any additional shares received pursuant to Section 11.5 due to a recapitalization, merger or other change in capitalization.

          SECTION 7.6 EXPIRATION OF RESTRICTED PERIOD. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in Section 7.2 and in the restricted stock agreement, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the participant or the participant's estate, as the case may be.

          SECTION 7.7 RIGHTS AS A STOCKHOLDER. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed by the Committee, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Unless otherwise restricted by the Committee, dividends paid in cash or property, other than Common Stock with respect to shares of restricted stock, shall be paid to the participant currently.

     SECTION 8. STOCK APPRECIATION RIGHTS. A SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 8.4. A SAR may be granted (a) with respect to any stock option granted under the Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under the Plan shall be subject to the following terms and conditions:

          SECTION 8.1 NUMBER. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 11.5. In the case of a SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option.

          SECTION 8.2 DURATION. The term of each SAR shall be determined by the Committee. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. No SAR granted to an officer subject to Section 16 of the Exchange Act may be exercised during the first six months of its term. Notwithstanding the foregoing, the Committee may in its discretion accelerate the exercisability of any SAR.

          SECTION 8.3 EXERCISE. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs that the holder wishes to exercise. The date that the Company receives such written notice shall be referred to herein as the "Exercise Date." The Company shall, within 30 days of an Exercise Date, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 8.4.

          SECTION 8.4 PAYMENT. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock, the number of shares of Common Stock that shall be issuable upon the exercise of an SAR shall be determined by dividing:

               (a) the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the "appreciation" shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the Exercise Date exceeds (1) in the case of a SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (2) in the case of a SAR granted alone, without reference to a related stock option, an amount equal to the Fair Market Value of a share of Common Stock on the date of grant, which shall be determined by the Committee at the time of grant, subject to adjustment under Section 11.5); by

               (b) the Fair Market Value of a share of Common Stock on the Exercise Date.

          In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the Exercise Date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of a SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the Exercise Date or to purchase the portion necessary to make a whole share at its Fair Market Value on the Exercise Date.

     SECTION 9. STOCK AWARDS. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor, as additional compensation for services previously provided to the Company. The number of shares to be transferred by the Company to a participant pursuant to a stock award shall be determined by the Committee. To the extent a stock award is intended to qualify as performance based compensation under
Section 162(m) it must meet the additional requirements imposed thereby.

     SECTION 10. PERFORMANCE SHARES. A performance share consists of an award that may be paid in shares of Common Stock or in cash, as described below. The award of performance shares shall be subject to such terms and conditions as the Committee deems appropriate, includ-ing the following:

          SECTION 10.1 PERFORMANCE OBJECTIVES. Each performance share will be subject to performance objectives for the Company or one of its subsidiaries or departments to be achieved by the end of a specified period. The number of performance shares awarded shall be determined by the Committee and may be subject to such terms and conditions, as the Committee shall determine. If the performance objectives are achieved, each participant will be paid (a) a number of shares of Common Stock equal to the number of performance shares initially granted to that participant; (b) a cash payment equal to the Fair Market Value of such number of shares of Common Stock on the date the performance objectives are met or such other date as may be provided by the Committee or (c) a combination of shares of Common Stock and cash, as may be provided by the Committee. If such objectives are not met, each award of performance shares may provide for lesser payments in accordance with the established formula. To the extent a performance share is intended to qualify as performance based compensation under Section 162(m) of the Code, it must meet the additional requirements imposed thereby.

          SECTION 10.2 NOT A SHAREHOLDER. The award of performance shares to a participant shall not create any rights in such participant as a shareholder of the Company, until the payment of shares of Common Stock with respect to an award.

          SECTION 10.3 DIVIDEND EQUIVALENT PAYMENTS. A performance share award may be granted by the Committee in conjunction with dividend equivalent payment rights or other such rights. If so granted, an adjustment shall be made in performance shares awarded on account of cash dividends that may be paid or other rights that may be issued to the holders of Common Stock prior to the end of any period for which performance objectives were established.

          SECTION 10.4 NON-TRANSFERABILITY OF PERFORMANCE SHARES. No performance share may be transferred, pledged or assigned by the holder thereof (except, in the event of the holder's death, by will or the laws of descent and distribution) and the Company shall not be required to recognize any attempted assignment of such performance share by any participant.

     SECTION 11.   GENERAL.

          SECTION 11.1 DURATION. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of restricted stock in connection with their issuance under the Plan have lapsed.

          SECTION 11.2 EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH. If a participant ceases to be an employee of the Company for any reason, including death, any Incentives may be exercised or shall expire as provided herein or as may be determined by the Committee in the Incentive Agreement.

          SECTION 11.3 LEGAL AND OTHER REQUIREMENTS. The obligation of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company.

          SECTION 11.4 NON-TRANSFERABILITY OF COMMON STOCK. Any shares of Common Stock awarded to a participant subject to Section 16 of the Exchange Act through a stock award, as restricted stock or in payment of a performance share award must be held for a period of six months from the date of grant, unless otherwise permitted to be transferred and still be in compliance with Rule 16b-3 under the Exchange Act.

          SECTION 11.5 ADJUSTMENT. In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan, including shares subject to restrictions, options, or achievement of performance share objectives, the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or achievement of performance share objectives, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

          SECTION 11.6 INCENTIVE AGREEMENTS. The terms of each Incentive shall be stated in an agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as incentive stock options or as non-qualified stock options with respect to all or part of such options and any other previously issued options. Notwithstanding anything to the contrary contained in the Plan, the Company is under no obligation to grant an Incentive to a participant or continue an Incentive in force unless the participant executes all appropriate agreements with respect to such Incentives in such form as the Committee may determine from time to time.

          SECTION 11.7 WITHHOLDING. At any time that a participant is required to pay to the Company an amount required to be withheld under the applicable income tax laws in connection with the issuance of shares of Common Stock under the Plan or upon the lapse of restrictions on shares of restricted stock, the participant may, subject to the Committee's right of disapproval, satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the distribution shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (the "Tax Date").

          Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election or may suspend or terminate the right to make Elections. If a participant makes an election under Section 83(b) of the Internal Revenue Code with respect to shares of restricted stock, an Election is not permitted to be made.

     If a participant is an officer of the Company within the meaning of Section 16 of the Exchange Act, then the exemption provided by Rule 16b-3(e) under the Exchange Act for the stock withholding transaction will only be available if the Election meets the following additional provisions:

               (a) No Election shall be effective for a Tax Date that occurs within six months of the grant of the option or restricted stock.

               (b) The Election must be made either (i) six months prior to the Tax Date or (ii) during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of earnings and ending on the twelfth business day following such date (a "window period"). If the Election is made under (b)(ii) hereof and relates to the exercise of an option, the exercise must also occur during a window period.

               (c) The Election is irrevocable except upon six months' advance written notice to the Company.

          A participant may also satisfy his or her total tax liability related to the Incentive by delivering shares of Common Stock that have been owned by the participant for at least six months. Satisfaction of the tax obligation through the use of previously owned shares does not require compliance with the procedures described above applicable to an Election to have shares withheld from the shares otherwise issuable under the Incentive. The value of the shares delivered shall be based on the Fair Market Value of the Common Stock on the Tax Date.

          SECTION 11.8 NO CONTINUED EMPLOYMENT. No participant in the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

          SECTION 11.9 AMENDMENT OF THE PLAN. The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment or discontinuance shall change or impair, without the consent of the recipient, an Incentive previously granted and; further provided that if any such amendment requires shareholder approval to meet the requirements of Rule 16b-3 under the Exchange Act or any successor rule such amendment shall be subject to the approval of the shareholders of FCC.

          SECTION 11.10 IMMEDIATE ACCELERATION OF INCENTIVES. Notwithstanding any provision in this Plan or in any Incentive Agreement to the contrary, except a provision in an Incentive Agreement that provides that an Incentive will in no case be earned unless the prescribed performance goals are met and no acceleration of vesting will occur under the terms of this provision, (a) the restrictions on all shares of restricted stock awarded shall lapse immediately and (b) all outstanding options and SARs shall become exercisable immediately and (c) all performance goals established with respect to any Incentives will be deemed to be met and payment made immediately, if any of the following events

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

     occur, unless otherwise determined by the Board of Directors and a majority of the Continuing Directors (as defined below):

               (a) any person or group of persons, other than any employee benefit plan of the Company, or related trust, initially becomes the beneficial owner of securities representing 40% or more of the total voting power of FCC;

               (b) a majority of the members of the Board of Directors of FCC is replaced within any period of less than two years by directors not nominated and approved by the Board of Directors; or

               (c) the stockholders of FCC approve a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and other voting securities of FCC immediately prior to such reorganization, merger, or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of FCC or the sale or other disposition of all or substantially all of the assets of FCC;

          provided that, if a participant directs the Committee in writing prior to the occurrence of any such event (an "Acceleration Notice") then the restrictions on that participant's shares shall lapse and the stock options held by that participant shall become exercisable only to the extent specified in the Acceleration Notice.

          For the purposes of this Section 11.10, beneficial ownership by a person or group of persons shall be determined in accordance with Regulation 13D (or any similar successor regulation) promulgated by the Securities and Exchange Commission under the Exchange Act. Beneficial ownership of securities representing more than 30% of the total voting power may be established by any reasonable method, but shall be presumed conclusively as to any person who files a Schedule 13D report with the Securities and Exchange Commission reporting such ownership. If the restrictions and non-exercisability periods are eliminated by reason of provision (a), the limitations of this Plan shall not become applicable again should the person or group cease to own securities representing 30% or more of the voting power of FCC.

          For purposes of this Section 11.10, "Continuing Directors" are directors (i) who were in office prior to the time any of provisions (a),
     (b) or (c) occurred or any person publicly announced an intention to acquire securities representing 20% or more of the voting power of FCC,
     (ii) directors in office for a period of more than two years, and (iii) directors nominated and approved by the Continuing Directors.

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

          SECTION 11.11 DEFINITION OF FAIR MARKET VALUE. "Fair Market Value" of the Common Stock on any date shall be deemed to be the final closing sale price per share of Common Stock on the trading day immediately prior to such date. If the Common Stock is listed upon an established stock exchange or exchanges or any automated quotation system that provides sale quotations, such fair market value shall be deemed to be the closing price of the Common Stock on such exchange or quotation system, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of such stock. If the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, such fair market value shall be the mean between the quoted bid and asked price on the day the option is granted, and if bid and asked quotations are not available on such day, on the latest preceding day. If the Common Stock is not actively traded, or quoted, such fair market value shall be established by the Committee based upon a good faith effort to value the Common Stock.

          SECTION 11.12 DEFERRAL PERMITTED. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive Agreement. Payment may be deferred at the option of the participant if provided in the Incentive Agreement.

          SECTION 11.13 LOANS. In order to assist a participant to acquire shares of Common Stock pursuant to an Incentive granted under the Plan and to assist a participant to satisfy his tax liabilities arising in connection with such Incentive, the Committee may authorize, at either the time of the grant of the Incentive, at the time of the acquisition of Common Stock pursuant to the Incentive, or at the time of the lapse of restrictions on shares of restricted stock granted under the Plan, the extension of a loan to the participant by the Company. The terms of any loans, including the interest rate, collateral and terms of repayment, will be subject to the discretion of the Committee. The maximum credit available hereunder shall be the purchase price, if any, of the Common Stock acquired pursuant to the Incentive, plus the maximum tax liability that may be incurred in connection with the acquisition.


To be submitted to shareholders for approval on April 18, 1994.

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

                           FIRST COMMERCE CORPORATION
                            CHIEF EXECUTIVE OFFICER
                                 $HAREMAX PLAN


1. Purpose. The purpose of the Chief Executive Officer $haremax Plan (the "Plan") is to advance the interests of First Commerce Corporation (the "Company") by providing an annual incentive cash bonus to be paid to the Chief Executive Officer of the Company based on the achievement of pre-established quantitative Company performance goals.

2. Shareholder Approval. The payment of any bonus hereunder is subject to the approval of the Plan and the performance goals by the shareholders of the Company at the 1994 Annual Meeting.

3. Administration. The Compensation Committee of the Board of Directors of the Company shall have authority to administer the Plan in all respects including but not limited to the following:

     (a)  Establish performance goals;

     (b) Establish regulations for the administration of the Plan and make all determinations deemed necessary for the administration of the Plan; and

     (c) Certify in writing prior to the payment of any incentive bonus under the Plan that the performance goals applicable to the bonus payment were met. Approved minutes of a Committee meeting will satisfy this requirement.

4. Incentive Bonus. The CEO shall be eligible to be paid a cash bonus in an amount up to 120% of his annual salary. The exact amount of the bonus shall be calculated according to the formula established by the Committee based on the achievement of annual performance goals. The Committee has no discretion to increase the amount of the bonus from that amount that is payable under the terms of the pre-established formula for the applicable year. The formula for 1994 is attached as Exhibit A hereto. The Committee may in future years change the targets applicable to the performance goals provided in Exhibit A hereto.

5. Payment of Incentive Bonus. As soon as practicable after the Company's audited financial statements are available for the year for which the incentive bonus will be paid, the Committee shall apply the formula for that year and determine the amount of the incentive bonus. Promptly thereafter, the incentive bonus shall be paid to the CEO.

6. Termination of Employment. In the event the CEO's employment with the Company is terminated as a result of normal retirement, early retirement (with the Company's permission), permanent disability or death, the CEO or his heirs shall receive the incentive bonus as earned pursuant to the applicable formula for that year in which the retirement, permanent disability or death occurred. If the employment of the CEO is terminated for any reason other than normal retirement, early retirement (with the Company's permission), permanent disability or death during a Plan year, the CEO shall not receive an award for that Plan year.

7. Assignments and Transfers. The CEO may not assign, encumber or transfer his rights and interests under the Plan.

8. Amendment and Termination. The Committee may amend, suspend or terminate the Plan at any time. Any amendment or termination of the Plan shall not, however, affect the right of the CEO to receive an incentive bonus earned for the year during which the Plan was amended or terminated or any earned but unpaid incentive bonus.

9. Withholding of Taxes. The Company shall deduct from the amount of any incentive bonus paid hereunder any federal or state taxes required to be withheld.

10. Term of Plan. The Plan shall consist of individual calendar year Plans, commencing effective January 1, 1994 and each consecutive January 1 thereafter during the continuation of the Plan. The Plan shall continue until terminated by the Committee.

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